UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2013

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Annual Incentive Plan

On September 9, 2013 the compensation committee of the Board of Directors (the “Compensation Committee”) of Analogic Corporation (“we”, “us”, “our”) recommended that our Board of Directors approve an annual incentive compensation plan (the “Plan”) that provides for (i) incentive awards intended to qualify for the performance-based exception to Section 162(m) of the Internal Revenue Code and (ii) incentive awards that are not intended to so qualify. The Compensation Committee also approved an annual incentive program (the “FY14 AIP”) under the Plan for the fiscal year ending July 31, 2014 (“fiscal 2014”) and granted awards (the “Awards”) under the FY14 AIP. The Awards were granted subject to the approval of the Plan by our board and our stockholders. On September 10, 2013, our board approved the Plan, subject to the approval of our stockholders. We intend to seek approval of the Plan from our stockholders at our upcoming Annual Meeting of Stockholders

Under the Plan, each participant is eligible to earn an incentive award during a specified one-year performance period. The final annual payout for each individual under the Plan is generally based on the participant’s target award measured against established performance criteria for the performance period, which performance criteria will be selected by our Compensation Committee on an annual basis from a list of performance criteria set forth in the Plan and which criteria may differ for different classifications of participants. The maximum amount that may be paid to a participant in a single fiscal year as a result of awards under the Plan is $3,000,000.

In addition, each year, our Compensation Committee will set a sublimit (the “Umbrella Limit”) of the maximum amount that may be paid to specified Plan participants that year. The Umbrella Limit under the FY14 AIP is 2.25% of our non-GAAP Operating Income for James Green and 1.25% of our non-GAAP Operating Income for all other executive officers. Our non-GAAP Operating income is based on our GAAP operating income as calculated using the Non-GAAP adjustments set out in our Non-GAAP Adjustment Policy as approved and in effect as of September 9, 2013. If we do not have any non-GAAP Operating income for fiscal 2014, no awards will be payable under the Plan.

Payouts to our executive officers under our FY14 AIP are based on the achievement of revenue, non-GAAP earnings per share, and return on invested capital targets. Under the FY14 AIP, each of our executive officers has been assigned a target cash award and has the opportunity to earn a maximum of two times the target based on performance relative to the criteria described above. Our non-GAAP earnings per share are based on GAAP earnings per share adjusted for certain items that we consider to be non-operating, non-recurring or of a non-cash nature, such as share-based compensation expense, restructuring charges, and acquisition-related expenses. No such item is used to calculate a non-GAAP measure without the approval of the Audit Committee of our Board of Directors.

The target bonus under the FY14 AIP for James W. Green, our President and Chief Executive Officer, is 100% of his $600,000 base salary for fiscal 2014, or $600,000. The target bonus for Mervat Faltas, our Senior Vice President, Medical Imaging Business, is 60% of her $319,156 base salary for fiscal 2014, or $191,493. The target bonus for John J. Fry, our Senior Vice President, General Counsel and Secretary, is 60% of his $351,676 base salary for fiscal 2014, or $211,006. The target bonus under the FY14 AIP for Michael L. Levitz, our Senior Vice President, Chief Financial Officer, and Treasurer, is 60% of his $331,136 base salary for fiscal 2014, or $198,681. The target bonus under the FY14 AIP for Farley Peechatka, our Senior Vice President, Global Ultrasound Business is 60% of his $299,936 base salary for fiscal 2014, or $179,962.

Long-Term Incentive Plan

On September 9, 2013, the Compensation Committee approved a long-term incentive program (the “FY14-16 LTIP”). Each of our executive officers received a long-term incentive award under the FY14-16 LTIP consisting of the following components (i) restricted stock units that vest based upon achievement of a cumulative non-GAAP earnings per share performance target (the “EPS RSUs”), (ii) restricted stock units that vest based upon achievement of a relative total shareholder return (“TSR”) performance target (the “TSR RSUs”), and (iii) nonstatutory stock options (the “Stock Options”) that are subject to time-based vesting and will vest in three annual installments beginning on September 9, 2014 and ending on September 9, 2016. Relative TSR will be calculated based on our TSR relative to the performance of the Russell 2000 stock index.

The EPS and TSR RSUs vest based on the achievement of their respective performance targets over the three year period ending July 31, 2016. All RSUs earned based on achievement of the performance targets will cliff-vest on July 31, 2016. For our executive officers, performance is evaluated on a per-component basis. Accordingly, achievement in whole or in part of the relevant performance target of a performance-based component will result in the vesting of up to the target number of EPS or TSR RSUs awarded, as the case may be, based on pre-defined formulas. Above-target achievement of a performance-based component will result in vesting of up to twice the target number of EPS or TSR RSUs awarded, as the case may be, based on pre-defined formulas.

The table below summarizes the long-term incentive awards for our named executive officers under the FY14-16 LTIP:

	EPS RSUs (1)		TSR RSUs (1)
Name	At Target	At Maximum Performance	At Target	At Maximum Performance	Stock Options
James W. Green	7,784	15,568	5,988	11,976	23,588
Mervat Faltas	1,725	3,450	1,327	2,654	5,228
John J. Fry	2,281	4,562	1,755	3,510	6,913
Michael L. Levitz	2,148	4,296	1,652	3,304	6,509
Farley Peechatka	1,621	3,242	1,247	2,494	4,913

(1)	RSUs are subject to the conditions described above.

Approval of New Forms of Award Agreements

On September 9, 2013, our Compensation Committee also approved new forms of award agreements for (i) restricted stock unit awards that vest based on performance, (ii) restricted stock unit awards that vest based on time and (iii) nonstatutory stock options that vest based on time. The new award agreements modify the prior award agreements principally with respect to the treatment of awards in the context of a change in control and are attached hereto as exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

September 13, 2013	By:	/s/ John J. Fry
		Name:	John J. Fry
		Title:	Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Form of Performance-Based Restricted Stock Unit Award Agreement for the Analogic Corporation Amended and Restated 2009 Stock Incentive Plan

99.2	Form of Time-Based Restricted Stock Unit Award Agreement for the Analogic Corporation Amended and Restated 2009 Stock Incentive Plan

99.3	Form of Nonstatutory Stock Option Agreement for the Analogic Corporation Amended and Restated 2009 Stock Incentive Plan